                      STATEMENT OF ADDITIONAL INFORMATION

                            HOTCHKIS AND WILEY FUNDS

   725 South Figueroa Street, 39th Floor, Los Angeles, California 90017-5439
                            Phone No. 1-877-874-0800
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     Hotchkis and Wiley Large Cap Value Fund ("Large Cap Value Fund"), Hotchkis and Wiley Mid-Cap Value Fund ("Mid-Cap Value Fund"), Hotchkis and Wiley Small Cap Value Fund ("Small Cap Value Fund") and Hotchkis and Wiley Equity Fund for Insurance Companies ("Equity Fund for Insurance Companies") (each, a "Fund" and collectively, the "Funds") are funds of Hotchkis and Wiley Funds (the "Trust"). The Trust is a diversified, open-end, management investment company which is organized as a Delaware business trust. The investment objective of the Large Cap Value Fund is current income and long-term growth of income, as well as capital appreciation. The Large Cap Value Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of large capitalization U.S. companies. The investment objective of the Mid-Cap Value Fund is capital appreciation. The Mid-Cap Value Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of mid capitalization U.S. companies. The investment objective of the Small Cap Value Fund is capital appreciation. The Small Cap Value Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of small capitalization U.S. companies. The investment objective of the Equity Fund for Insurance Companies is current income and long-term growth of income, as well as capital appreciation. The Equity Fund for Insurance Companies seeks to achieve its investment objective by normally investing at least 80% of its net assets plus borrowings for investment purposes in common stocks of large capitalization U.S. companies. No assurance can be given that the investment objective of any Fund will be realized. For more information on the Funds' investment objectives and policies, see "Description of the Funds, Their Investments and Risks." Hotchkis and Wiley Capital Management, LLC (the "Advisor") is the investment advisor to the Funds.

     The Equity Fund for Insurance Companies offers a single class of shares. The Large Cap Value Fund, the Mid-Cap Value Fund and the Small Cap Value Fund each offer four classes of shares, with each class of shares having a different combination of sales charges, ongoing fees and other features. These alternatives permit an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."
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     This Statement of Additional Information is not a prospectus and should be
read in conjunction with the prospectus dated October   , 2001 for the Large Cap
Value Fund, the Mid-Cap Value Fund and the Small Cap Value Fund and the
prospectus dated October   , 2001 for the Equity Fund for Insurance Companies
(each, a "Prospectus"). The Prospectuses have been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling the Fund at 1-877-874-0800 or your financial consultant or other financial intermediary, or by writing to the Funds at Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202. The Prospectuses are incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectuses.
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             HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC -- ADVISOR
                          STEPHENS INC. -- DISTRIBUTOR
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    The date of this Statement of Additional Information is October   , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Trust History...............................................    2
Description of the Funds, Their Investments and Risks.......    2
  Investment Restrictions...................................    2
  Repurchase Agreements.....................................    3
  Bonds.....................................................    3
  U.S. Government Securities................................    3
  Corporate Debt Securities.................................    4
  Convertible Securities....................................    4
  Derivative Instruments....................................    4
  Foreign Securities........................................    8
  Foreign Currency Options and Related Risks................    8
  Forward Foreign Currency Exchange Contracts...............    9
  Foreign Investment Risks..................................   10
  Swap Agreements...........................................   12
  Illiquid Securities.......................................   12
  Borrowing.................................................   13
  When-Issued Securities....................................   13
  Real Estate Investment Trusts.............................   13
  Shares of Other Investment Companies......................   14
  Limited Partnerships......................................   14
  Short Sales Against-the-Box...............................   14
  Corporate Loans...........................................   14
  Temporary Defensive Position..............................   14
Management..................................................   14
  The Advisor...............................................   15
  Principal Underwriter.....................................   16
  Code of Ethics............................................   16
  Portfolio Transactions and Brokerage......................   16
Purchase of Shares..........................................   17
  No Load and Initial Sales Charge Alternatives -- Class I
    and Class A Shares......................................   18
  Reduced Initial Sales Charges.............................   19
  Deferred Sales Charge Alternatives -- Class B and Class C
    Shares..................................................   20
  Distribution Plan.........................................   22
  Limitations on the Payment of Deferred Sales Charges......   23
Redemption of Shares........................................   23
  Redemption................................................   23
  Repurchase................................................   24
  Reinstatement Privilege -- Class A Shares.................   25
Pricing of Shares...........................................   25
  Determination of Net Asset Value..........................   25
  Computation of Offering Price Per Share...................   26
Shareholder Services........................................   27
  Investment Account........................................   27
  Exchange Privilege........................................   28
  Retirement Plans..........................................   28
  Automatic Investment Plans................................   28
  Automatic Dividend Reinvestment Plan......................   29
  Systematic Withdrawal Plans...............................   29
Dividends and Tax Status....................................   29
Performance Data............................................   30
General Information.........................................   32
  Description of Shares.....................................   32
  Issuance of Fund Shares for Securities....................   33
  Redemption in Kind........................................   33
  Independent Auditors......................................   33
  Custodian.................................................   33
  Transfer Agent............................................   33
  Administrator.............................................   33
  Legal Counsel.............................................   33
  Reports to Shareholders...................................   33
  Shareholder Inquiries.....................................   34
  Additional Information....................................   34
  Principal Holders.........................................   34
  Statement of Assets and Liabilities.......................   35
  Report of Independent Accountants.........................   38
Appendix -- Description of Ratings..........................  A-1

                                 TRUST HISTORY

     The Trust was formed on July 23, 2001 as a Delaware business trust. The Trust is a diversified, open-end, management investment company currently consisting of four separate diversified series: the Large Cap Value Fund, the Mid-Cap Value Fund, the Small Cap Value Fund and the Equity Fund for Insurance Companies.

             DESCRIPTION OF THE FUNDS, THEIR INVESTMENTS AND RISKS

     The investment objective of the Large Cap Value Fund and the Equity Fund for Insurance Companies is current income and long-term growth of income, as well as capital appreciation.

     The investment objective of the Mid-Cap Value Fund and the Small Cap Value Fund is capital appreciation.

INVESTMENT RESTRICTIONS

     Each Fund has adopted the following restrictions (in addition to their investment objectives) as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority" of that Fund's outstanding voting securities, as defined in the Investment Company Act of 1940 (the "1940 Act"). Under the 1940 Act, the vote of the holders of a "majority" of a Fund's outstanding voting securities means the vote of the holders of the lesser of (1) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of its outstanding shares are represented or (2) more than 50% of the outstanding shares.

     Except as noted, none of the Funds may:

      1. Purchase any security, other than obligations of the U.S. government, its agencies, or instrumentalities ("U.S. government securities"), if as a result: (i) with respect to 75% of its total assets, more than 5% of the Fund's total assets (determined at the time of investment) would then be invested in securities of a single issuer; or (ii) 25% or more of the Fund's total assets (determined at the time of investment) would be invested in one or more issuers having their principal business activities in a single industry.

      2. Purchase securities on margin (but any Fund may obtain such short-term credits as may be necessary for the clearance of transactions), provided that the deposit or payment by a Fund of initial or maintenance margin in connection with futures or options is not considered the purchase of a security on margin.

      3. Make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short (short sale against-the-box), and unless not more than 25% of the Fund's net assets (taken at current value) is held as collateral for such sales at any one time.

      4. Issue senior securities, borrow money or pledge its assets except that any Fund may borrow from a bank for temporary or emergency purposes in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) and pledge its assets to secure such borrowings; none of the Funds will purchase any additional portfolio securities while such borrowings are outstanding.

      5. Purchase any security (other than U.S. government securities) if as a result, with respect to 75% of the Fund's total assets, the Fund would then hold more than 10% of the outstanding voting securities of an issuer.

      6. Purchase or sell commodities or commodity contracts or real estate or interests in real estate, although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate. (For the purposes of this restriction, forward foreign currency exchange contracts are not deemed to be commodities or commodity contracts.)

      7. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

      8. Make investments for the purpose of exercising control or management.

      9. Make loans, except through repurchase agreements.

Any percentage limitation on a Fund's investments is determined when the investment is made, unless otherwise noted.

     A Fund will provide 60 days' prior written notice to shareholders of a change in that Fund's non-fundamental policy of investing at least 80% of its net assets plus borrowings for investment purposes in the type of investments suggested by the Fund's name.

REPURCHASE AGREEMENTS

     The Small Cap Value Fund may purchase debt securities maturing more than one year from the date of purchase only if they are purchased subject to repurchase agreements. The Large Cap Value Fund, the Mid-Cap Value Fund and the Equity Fund for Insurance Companies have no such restriction on maturities of portfolio securities. A repurchase agreement is an agreement where the seller agrees to repurchase a security from a Fund at a mutually agreed-upon time and price. The period of maturity is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The resale price is more than the purchase price, reflecting an agreed-upon rate of return effective for the period of time a Fund's money is invested in the repurchase agreement. A Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of those instruments declines, a Fund will require additional collateral. In the event of a default, insolvency or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. In such circumstances, the Fund could experience a delay or be prevented from disposing of the collateral. To the extent that the proceeds from any sale of such collateral upon a default in the obligation to repurchase are less than the repurchase price, the Fund will suffer a loss.

BONDS

     The term "bond" or "bonds" as used in the Prospectuses and this Statement of Additional Information is intended to include all manner of fixed-income securities, debt securities and other debt obligations unless specifically defined or the context requires otherwise.

U.S. GOVERNMENT SECURITIES

     U.S. government agencies or instrumentalities which issue or guarantee securities include the Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks, Tennessee Valley Authority, Inter-American Development Bank, Asian Development Bank, Student Loan Marketing Association and the International Bank for Reconstruction and Development.

     Except for U.S. Treasury securities, obligations of U.S. government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. government to purchase the agencies' obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. Each Fund will invest in securities of such instrumentality only when the Advisor is satisfied that the credit risk with respect to any instrumentality is acceptable.

     The Funds may invest in component parts of U.S. Treasury notes or bonds, namely, either the corpus (principal) of such Treasury obligations or one of the interest payments scheduled to be paid on such obligations. These obligations may take the form of (1) Treasury obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped; (3) book-entries at a Federal Reserve member bank representing ownership of Treasury obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of Treasury obligations that have not actually been stripped. Such receipts evidence ownership of component parts of Treasury obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" ("TIGRs") and "Certificates of Accrual on Treasury Securities" ("CATS"), and are not issued by the U.S. Treasury; therefore they are not U.S. government securities, although the underlying bonds represented by these receipts are debt obligations of the U.S. Treasury.

CORPORATE DEBT SECURITIES

     A Fund's investments in corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments) which meet the minimum ratings criteria set forth for the Fund, or, if unrated, are in the Advisor's opinion comparable in quality to corporate debt securities in which the Fund may invest. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

CONVERTIBLE SECURITIES

     The Funds may invest in convertible securities of domestic or foreign issuers rated investment grade (any of the four highest grades) by a major rating agency or, if unrated, of comparable quality in the Advisor's opinion. The Mid-Cap Value Fund and Small Cap Value Fund also may invest up to 5% of their respective total assets in convertible securities rated below investment grade, but not below B, or, if unrated, of comparable quality in the Advisor's opinion. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

     In general, the market value of a convertible security is at least the higher of its "investment value" (that is, its value as a fixed-income security) or its "conversion value" (that is, its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

DERIVATIVE INSTRUMENTS

     To the extent consistent with their investment objectives and policies and the investment restrictions listed in this Statement of Additional Information, the Funds may purchase and write call and put options on securities, securities indexes and on foreign currencies and enter into futures contracts and use options on futures contracts. The Funds also may enter into swap agreements with respect to foreign currencies, interest rates and securities indexes. The Funds may use these techniques to hedge against changes in interest rates, foreign currency exchange rates, or securities prices or as part of their overall investment strategies. Each Fund will mark as segregated cash or other liquid, unencumbered assets, marked-to-market daily (or, as permitted by applicable regulation, enter into certain offsetting positions), to cover its obligations under forward contracts, futures contracts, swap agreements and options to avoid leveraging of the Fund.

     Options on Securities and on Securities Indexes. A Fund may purchase put options on securities to protect holdings in an underlying or related security against a substantial decline in market value. A Fund may purchase call options on securities to protect against substantial increases in prices of securities the Fund intends to purchase pending its ability to invest in such securities in an orderly manner. A Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. A Fund may write a call or put option only if the option is "covered" by the Fund holding a position in the underlying securities or by other means which would permit immediate satisfaction of the Fund's obligation as writer of the option. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series.

     The purchase and writing of options involve certain risks. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but, as long as its obligation as a writer continues, has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price. If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Fund may be unable to close out a position.

     There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

     There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Fund were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, a Fund forgoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

     If trading were suspended in an option purchased by a Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it had purchased. Except to the extent that a call option on an index written by the Fund is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund's securities during the period the option was outstanding.

     Futures Contracts and Options on Futures Contracts. A Fund may use interest rate, foreign currency or index futures contracts, as specified for that Fund in the prospectuses and if permitted by its investment restrictions. An interest rate, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

     A Fund may purchase and write call and put options on futures. Options on futures possess many of the same characteristics as options on securities and indexes (discussed above). An option on a futures contract gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

     Each Fund will use futures contracts and options on futures contracts in accordance with the rules of the Commodity Futures Trading Commission ("CFTC"). For example, a Fund might use futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Fund's securities or the price of the securities which the Fund intends to purchase. A Fund's hedging activities may include sales of futures contracts as an offset against the effect of expected increases in interest rates, and purchases of futures contracts as an offset against the effect of expected declines in interest rates. Although other techniques could be used to reduce that Fund's exposure to interest rate fluctuations, the Fund may be able to hedge its exposure more effectively and perhaps at a lower cost by using futures contracts and options on futures contracts.

     A Fund will only enter into futures contracts and options on futures contracts which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

     When a purchase or sale of a futures contract is made by a Fund, the Fund is required to deposit with its custodian (or broker, if legally permitted) a specified amount of cash or U.S. government securities ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. Each Fund expects to earn interest income on its initial margin deposits. A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin", equal to the daily change in value of the futures contract. This process is known as "marking to market". Variation margin does not represent a borrowing or loan by a Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Fund will mark to market its open futures positions.

     A Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

     Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index and delivery month). If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. The transaction costs must also be included in these calculations.

     Limitations on Use of Futures and Options Thereon. When purchasing a futures contract, a Fund will mark as segregated (and mark-to-market on a daily basis) cash or other liquid, unencumbered assets that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Fund may "cover" its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Fund.

     When selling a futures contract, a Fund will mark as segregated (and mark-to-market on a daily basis) liquid assets that, when added to the amount deposited with a futures commission merchant as margin, are equal to the market value of the instruments underlying the contract. Alternatively, the Fund may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the Trust's custodian).

     When selling a call option on a futures contract, a Fund will mark as segregated (and mark-to-market on a daily basis) cash or other liquid, unencumbered assets that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Fund may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Fund to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Fund.

     When selling a put option on a futures contract, a Fund will mark as segregated (and mark-to-market on a daily basis) cash or other liquid, unencumbered assets that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Fund may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Fund.

     In order to comply with current applicable regulations of the CFTC pursuant to which the Trust avoids being deemed a "commodity pool operator," the Funds are limited in their futures trading activities to positions which constitute "bona fide hedging" positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of the Fund's assets.

     Risk Factors in Futures Transactions and Options. Investment in futures contracts involves the risk of imperfect correlation between movements in the price of the futures contract and the price of the security being hedged. The hedge will not be fully effective when there is imperfect correlation between the movements in the prices of two financial instruments. For example, if the price of the futures contract moves more than the price of the hedged security, a Fund will experience either a loss or gain on the futures contract which is not completely offset by movements in the price of the hedged securities. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contracts.

     The particular securities comprising the index underlying the index financial futures contract may vary from the securities held by a Fund. As a result, the Fund's ability to hedge effectively all or a portion of the value of its securities through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the securities held by the Fund. The correlation may be affected by disparities in the Fund's investments as compared to those comprising the index and general economic or political factors. In addition, the correlation between movements in the value of the index may be subject to change over time as additions to and deletions from the index alter its structure. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.

     Each Fund expects to liquidate a majority of the futures contracts it enters into through offsetting transactions on the applicable contract market. There can be no assurance, however, that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close out a futures position. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. In such situations, if the Fund has insufficient cash, it may be required to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. The inability to close out futures positions also could have an adverse impact on the Fund's ability to hedge effectively its investments. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. A Fund will enter into a futures position only if, in the judgment of the Advisor, there appears to be an actively traded secondary market for such futures contracts.

     The successful use of transactions in futures and related options also depends on the ability of the Advisor to forecast correctly the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by a Fund or such rates move in a direction opposite to that anticipated, the Fund may realize a loss on a hedging transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Fund's total return for such period may be less than if it had not engaged in the hedging transaction.

     Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contracts can result in substantial unrealized gains or losses. There is also the risk of loss by a Fund of margin deposits in the event of the bankruptcy of a broker with whom the Fund has an open position in a financial futures contract.

     The amount of risk a Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option on a futures contract also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

FOREIGN SECURITIES

     The Funds may invest in American Depositary Receipts ("ADRs"), other securities convertible into securities of issuers based in foreign countries or other foreign securities. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts, usually issued by a U.S. bank or trust company, evidencing ownership of the underlying securities. Generally, ADRs are issued in registered form, denominated in U.S. dollars, and are designed for use in the U.S. securities markets.

FOREIGN CURRENCY OPTIONS AND RELATED RISKS

     The Funds may take positions in options on foreign currencies to hedge against the risk of foreign exchange rate fluctuations on foreign securities the Funds hold in their portfolios or intend to purchase. For example, if a Fund were to enter into a contract to purchase securities denominated in a foreign currency, it could effectively fix the maximum U.S. dollar cost of the securities by purchasing call options on that foreign currency. Similarly, if a Fund held securities denominated in a foreign currency and anticipated a decline in the value of that currency against the U.S. dollar, it could hedge against such a decline by purchasing a put option on the currency involved. The markets in foreign currency options are relatively new, and a Fund's ability to establish and close out positions in such options is subject to the maintenance of a liquid secondary market. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

     The quantities of currencies underlying option contracts represent odd lots in a market dominated by transactions between banks, and as a result extra transaction costs may be incurred upon exercise of an option.

     There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations be firm or revised on a timely basis. Quotation information is generally representative of very large transactions in the interbank market and may not reflect smaller transactions where rates may be less favorable. Option markets may be closed while round-the-clock interbank currency markets are open, and this can create price and rate discrepancies.

     Risks of Options Trading. The Funds may effectively terminate their rights or obligations under options by entering into closing transactions. Closing transactions permit a Fund to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. The value of a foreign currency option depends on the value of the underlying currency relative to the U.S. dollar. Other factors affecting the value of an option are the time remaining until expiration, the relationship of the exercise price to market price, the historical price volatility of the underlying currency and general market conditions. As a result, changes in the value of an option position may have no relationship to the investment merit of a foreign security. Whether a profit or loss is realized on a closing transaction depends on the price movement of the underlying currency and the market value of the option.

     Options normally have expiration dates of up to nine months. The exercise price may be below, equal to or above the current market value of the underlying currency. Options that expire unexercised have no value, and a Fund will realize a loss of any premium paid and any transaction costs. Closing transactions may be effected only by negotiating directly with the other party to the option contract, unless a secondary market for the options develops. Although the Funds intend to enter into foreign currency options only with dealers which agree to enter into, and which are expected to be capable of entering into, closing transactions with the Funds, there can be no assurance that a Fund will be able to liquidate an option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, a Fund may be unable to liquidate a foreign currency option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that a Fund would have to exercise those options that it had purchased in order to realize any profit.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

     The Funds may use forward contracts to protect against uncertainty in the level of future exchange rates. The Funds will not speculate with forward contracts or foreign currency exchange rates.

     A Fund may enter into forward contracts with respect to specific transactions. For example, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when a Fund anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. A Fund will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

     A Fund also may use forward contracts in connection with portfolio positions to lock in the U.S. dollar value of those positions, to increase the Fund's exposure to foreign currencies that the Advisor believes may rise in value relative to the U.S. dollar or to shift the Fund's exposure to foreign currency fluctuations from one country to another. For example, when the Advisor believes that the currency of a particular foreign country may suffer a substantial decline relative to the U.S. dollar or another currency, it may enter into a forward contract to sell the amount of the former foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. This investment practice generally is referred to as "cross-hedging" when another foreign currency is used.

     The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for a Fund to purchase additional foreign currency on the spot (that is, cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and transaction costs. A Fund may enter into forward contracts or maintain a net exposure to such contracts only if (1) the consummation of the contracts would not obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency, or (2) the Fund maintains in a segregated account cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, in an amount not less than the value of the Fund's total assets committed to the consummation of the contracts. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Advisor believes it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Fund will be served.

     At or before the maturity date of a forward contract that requires a Fund to sell a currency, the Fund may either sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, a Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts.

     The cost to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

     Although the Funds value their assets daily in terms of U.S. dollars, they do not intend to convert holdings of foreign currencies into U.S. dollars on a daily basis. The Funds may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

FOREIGN INVESTMENT RISKS

     Foreign Market Risk. Each Fund may invest a portion of its assets in foreign securities. Foreign security investment involves special risks not present in U.S. investments that can increase the chances that a Fund will lose money.

     Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Fund's ability to purchase or sell foreign securities or otherwise adversely affect a Fund's operations. Other foreign market risks include difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

     EMU. For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty of European Union (the "Maastricht Treaty") seeks to set out a framework for the European Economic and Monetary Union ("EMU") among the countries that comprise the European Union ("EU"). Among other things, EMU established a single common European currency (the "euro") that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. Upon implementation of EMU, certain securities issued in participating EU countries (beginning with government and corporate bonds) were redenominated in euros, and are now listed, traded, declaring dividends and making other payments only in euros.

     No assurance can be given that the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. There is a possibility that EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of participants' national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU at any time by an initial participant could cause disruption of the financial markets as securities redenominated in euros are transferred back into that country's national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on a Fund's investments in Europe generally or in specific countries participating in EMU.

     Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the U.S. government does. Some countries may not have laws to protect investors the way that the United States securities laws do. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much disclosure or detail as U.S. accounting standards, it may be harder for a Fund's portfolio managers to completely and accurately determine a company's financial condition.

     Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply.

SWAP AGREEMENTS

     The Funds may enter into interest rate, index and currency exchange rate swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to a Fund than if the Fund had invested directly in an instrument that yielded the desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount," i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. A Fund's obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). A Fund's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counter-party will be covered by marking as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of a Fund's portfolio. A Fund will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Fund's assets.

     Whether a Fund's use of swap agreements will be successful in furthering its investment objective will depend on the Advisor's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, each Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counter-party. Restrictions imposed by the Internal Revenue Code may limit a Fund's ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

ILLIQUID SECURITIES

     A Fund may not hold more than 15% of its net assets in illiquid securities. Illiquid securities generally include repurchase agreements which have a maturity of longer than seven days, and securities that are illiquid by virtue of the absence of a readily available market (either within or outside of the United States) or because they have legal or contractual restrictions on resale. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended ("Securities Act"), securities which are otherwise not readily marketable and repurchase agreements that have a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption within seven days. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Also market quotations are less readily available. The judgment of the Advisor may at times play a greater role in valuing these securities than in the case of unrestricted securities. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities, convertible securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

     Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A established a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers. The Advisor anticipates that the market for certain restricted securities such as institutional commercial paper and foreign securities will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers.

     Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market will not be deemed to be illiquid. The Advisor will monitor the liquidity of such restricted securities subject to the supervision of the Trustees. In reaching liquidity decisions, the Advisor will consider, among others, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (for example, the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(2) of the Securities Act to be considered liquid, (1) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations ("NRSROs"), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the Advisor; and
(2) it must not be "traded flat" (that is, without accrued interest) or in default as to principal or interest. Investing in Rule 144A securities could have the effect of increasing the level of Fund illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.

BORROWING

     The Funds may borrow for temporary or emergency purposes in amounts not exceeding 10% of each Fund's total assets. The 1940 Act requires a Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. Borrowing subjects a Fund to interest costs which may or may not be recovered by appreciation of the securities purchased, and can exaggerate the effect on net asset value of any increase or decrease in the market value of a Fund's portfolio. This is the speculative factor known as leverage.

WHEN-ISSUED SECURITIES

     The Funds may purchase securities on a when-issued or delayed-delivery basis, generally in connection with an underwriting or other offering. When-issued and delayed-delivery transactions occur when securities are bought with payment for and delivery of the securities scheduled to take place at a future time, beyond normal settlement dates, generally from 15 to 45 days after the transaction. The price that the Fund is obligated to pay on the settlement date may be different from the market value on that date. While securities may be sold prior to the settlement date, the Funds intend to purchase such securities with the purpose of actually acquiring them, unless a sale would be desirable for investment reasons. At the time the Fund makes a commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the value of the security each day in determining the Fund's net asset value. The Fund will also mark as segregated with its custodian cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, equal in value to its obligations for when-issued securities.

REAL ESTATE INVESTMENT TRUSTS

     Each Fund may invest in securities of real estate investment trusts or REITs. Unlike corporations, REITs do not have to pay income taxes if they meet certain Internal Revenue Code requirements. REITs offer investors greater liquidity and diversification than direct ownership of properties, as well as greater income potential than an investment in common stocks. Like any investment in real estate, though, a REIT's performance depends on several factors, such as its ability to find tenants for its properties, to renew leases and to finance property purchases and renovations.

SHARES OF OTHER INVESTMENT COMPANIES

     The Funds can invest in securities of other investment companies except to the extent prohibited by law. Like all equity investments, these investments may go up or down in value. They also may not perform in correlation with a Fund's principal strategies. The Funds will pay additional fees through their investments in other investment companies.

LIMITED PARTNERSHIPS

     The Funds can invest in limited partnership interests.

SHORT SALES AGAINST-THE-BOX

     The Funds can borrow and sell "short" securities when a Fund also owns an equal amount of those securities (or their equivalent). No more than 25% of a Fund's total assets can be held as collateral for short sales at any one time.

CORPORATE LOANS

     The Funds can invest in corporate loans. Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate ("LIBOR") or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, a Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate." The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent developed financial problems, a Fund may not recover its investment, or there might be a delay in the Fund's recovery. By investing in a corporate loan, the Fund becomes a member of the syndicate.

TEMPORARY DEFENSIVE POSITION

     When adverse market or economic conditions indicate to the Advisor that a temporary defensive strategy is appropriate, a Fund may invest all or part of its assets in short-term investment grade debt obligations of the U.S. government, its agencies and instrumentalities, bank certificates of deposit, bankers' acceptances, high quality commercial paper, demand notes and repurchase agreements.

                                   MANAGEMENT

     The Trustees oversee the actions of the Funds' Advisor and other service providers and decide upon matters of general policy. The Trustees also review the actions of the Funds' officers, who conduct and supervise the daily business operations of the Funds. The Trustees (* denotes "interested" Trustee as defined in the 1940 Act, due to the relationship with the Advisor) and officers of the Trust are:

     Randall H. Breitenbach (41) -- Trustee -- c/o the Advisor, 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017. Co-Founder, Director and CEO, BreitBurn Energy Company (1988 - present); Chairman, Finance Committee, Stanford University PIC Endowment (1999 - present); Corporate Finance Ana-lyst, ARCO Corporate Treasury Division (1987 - 1988); Reservoir & Facility Engineer, SOHIO Alaska Petroleum Company (1983 - 1985).

     Robert L. Burch III (67) -- Trustee -- One Rockefeller Plaza, New York, NY 10020. Managing Partner, A.W. Jones Co. (investments) (since 1984); Chairman, Jonathan Mfg. Corp. (slide manufacturing) (since 1977).

     John A. G. Gavin (70) -- Trustee -- 2100 Century Park West, Los Angeles, CA 90067. Member of Latin America Strategy Board (since 2001), formerly Partner and Managing Director, Hicks, Muse, Tate & Furst (Latin America) (private equity investment firm) (1994 - 2000); Chairman, Gamma Holdings (international capital and consulting) (since 1968); U.S. Ambassador to Mexico (1981 - 1986); Director, Apex Mortgage Capital, Inc., Causeway Capital Management Trust, Ibero-America Media Partners, International Wire Corp. and TCW Galileo Funds.

     *Nancy D. Celick (50) -- Trustee, President and Principal Executive Officer -- 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017. Chief Operating Officer of the Advisor (since 2001); First Vice President of Merrill Lynch Investment Managers, L.P. ("MLIM") (2000 - 2001); Director of MLIM
(1993 - 1999); Chief Financial Officer of Kennedy-Wilson, Inc. (auction marketing services) (1992 - 1993); Chief Financial Officer of First National Corporation (bank holding company) (1984 - 1992).

     Anna Marie S. Lopez (33) -- Treasurer and Principal Financial and Accounting Officer -- 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017. Chief Compliance Officer of the Advisor (since 2001); Compliance Officer of MLIM (1997 - 2001); Manager, Price Waterhouse (1991 - 1997).

     Richard H. Blank, Jr. (45) -- Secretary -- 111 Center Street, Little Rock, AR 72201. Senior Vice President of Stephens Inc. (since 1983); Director of Capo Inc. (since 1986).

     The Trust does not pay salaries to any of its officers or fees to any of its Trustees affiliated with the Advisor. The following table sets an estimate of the aggregate compensation that will be paid to the Trustees during the Trust's fiscal year ending June 30, 2002. The Trust is not part of a "Fund Complex."

                                                               ESTIMATED
                                                               AGGREGATE
                                                              COMPENSATION
                      NAME OF TRUSTEE                          FROM TRUST
                      ---------------                         ------------
Randall Breitenbach.........................................    $14,000
Robert L. Burch III.........................................    $14,000
Nancy D. Celick.............................................       None
John A. G. Gavin............................................    $14,000

THE ADVISOR

     The Advisor provides the Funds with management and investment advisory services. Hotchkis and Wiley Capital Management, LLC is located at 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017-5439. The Advisor is a limited liability company the primary members of which are HWCap Holdings, a limited liability company whose members are former employees of the investment advisor of the Mercury HW Funds, and Stephens-H&W, a limited liability company whose primary member is Stephens Group, Inc., which is a diversified holding company. The Advisor supervises and arranges the purchase and sale of securities held in the Funds' portfolios and administers the Funds. The Advisor also manages other investment company portfolios and separate investment advisory accounts.

     Each Fund, except for the Equity Fund for Insurance Companies, pays the Advisor for the services performed a fee at the annual rate of 0.75% of the Fund's average daily net assets. The Equity Fund for Insurance Companies pays the Advisor a fee at the annual rate of 0.60% on the first $10,000,000 of its average daily net assets and 0.50% of average daily net assets in excess of $10,000,000.

     The Advisor has contractually agreed to limit for the fiscal year ending June 30, 2002 the annual operating expenses of each Fund as follows: for the Class I shares of the Large Cap Value Fund, Mid-Cap Value Fund and Small Cap Value Fund - 1.05%, 1.15% and 1.25%, respectively, of the respective Fund's average net assets; for the Class A shares of the Large Cap Value Fund, Mid-Cap Value Fund and Small Cap

Value Fund-1.30%, 1.40% and 1.50%, respectively, of the respective Fund's average net assets; and for the Class B and Class C shares of the Large Cap Value Fund, Mid-Cap Value Fund and Small Cap Value Fund-2.05%, 2.15% and 2.25%, respectively, of the respective Fund's average net assets. The Advisor has contractually agreed to limit the annual expenses of the Equity Fund for Insurance Companies for the fiscal year ending June 30, 2002 to the Fund's advisory fees.

     Each of the four Investment Advisory Agreements provides that the Advisor shall not be liable to the Trust for any error of judgment by the Advisor or for any loss sustained by any of the Funds except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

PRINCIPAL UNDERWRITER

     Stephens Inc., 111 Center Street, Suite 300, Little Rock, Arkansas 72201, an affiliate of the Advisor, is the Funds' distributor (the "Distributor") and makes a continuous offering of the Funds' shares. It is not compensated by the Funds, except that it may receive payments under the Distribution Plan described under "Purchase of Shares -- Distribution Plan."

CODE OF ETHICS

     The Board of Trustees of the Trust has approved a Code of Ethics under Rule 17j-1 of the 1940 Act that covers the Trust, the Advisor and the Distributor (the "Code of Ethics"). The Code of Ethics permits personnel subject to the Code to invest in securities, including securities that may be purchased or held by a Fund. The protective provisions of the Code of Ethics prohibits certain investments and limit these personnel from making investments during periods when a Fund is making such investments. The Code of Ethics is on public file with, and is available from, the Securities and Exchange Commission.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     The Investment Advisory Agreements state that in connection with its duties to arrange for the purchase and the sale of securities held in the portfolio of each Fund by placing purchase and sale orders for that Fund, the Advisor shall select such broker-dealers ("brokers") as shall, in the Advisor's judgment, implement the policy of the Trust to achieve "best execution," that is, prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized in the Agreements to consider the reliability, integrity and financial condition of the broker. The Advisor is also authorized by the Agreements to consider whether the broker provides brokerage and/or research services to a Fund and/or other accounts of the Advisor. The Agreements state that the commissions paid to brokers may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities to the accounts as to which it exercises investment discretion and that the Advisor shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. The Agreements provide that to demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid
(1) were for purposes contemplated by the Agreements; (2) were for products or services which provide lawful and appropriate assistance to the Advisor's decision-making process; and (3) were within a reasonable range as compared to the rates charged by brokers to other institutional investors as such rates may become known from available information. The Advisor is also authorized to consider sales of shares of each Fund as a factor in the selection of brokers to execute brokerage and principal transactions, subject to the requirements of "best execution," as defined above, although the Advisor is not currently doing so.

     The research services discussed above may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information assisting the Trust in the valuation of the Funds' investments. The research which the Advisor receives for the Funds' brokerage commissions, whether or not useful to a Fund, may be useful to the Advisor in managing the accounts of the Advisor's other advisory clients. Similarly, the research received for the commissions of such accounts may be useful to a Fund.

     In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. Money market instruments usually trade on a "net" basis as well. On occasion, certain money market instruments may be purchased by the Funds directly from an issuer in which case no commissions or discounts are paid. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

                               PURCHASE OF SHARES

     Reference is made to "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus of the Large Cap Value Fund, the Mid-Cap Value Fund and the Small Cap Value Fund (the "Multi-Class Funds") for certain information as to the purchase of shares of each Multi-Class Fund.

     The Equity Fund for Insurance Companies issues a single class of shares. See "How to Buy Shares" in the Prospectus of the Equity Fund for Insurance Companies.

     The Multi-Class Funds each issue four classes of shares: Class I shares are sold to investors choosing the no load alternative; Class A shares are sold to investors choosing the initial sales charge alternative and Class B and Class C shares are sold to investors choosing the deferred sales charge alternatives. Each Class I, Class A, Class B and Class C share of each Multi-Class Fund represents an identical interest in the investment portfolio of that Fund, and has the same rights, except that Class A, Class B and Class C shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class A shares, are imposed directly against those classes and not against all assets of a Multi-Class Fund, and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by a Multi-Class Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees in relation to a particular class are borne exclusively by that class. Class A, Class B and Class C shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Distribution Plan for Class A shares). Each class has different exchange privileges. See "Shareholder
Services -- Exchange Privilege."

     Investors should understand that the purpose and function of the initial sales charges with respect to the Class A shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of each Multi-Class Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

     Each Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of each Fund next determined after receipt of the purchase order by the Transfer Agent. As to purchase orders received by selected securities dealers or other financial intermediaries prior to the close of regular trading on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time), which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is received by the Transfer Agent.

     The Fund or the Distributor may suspend the continuous offering of a Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by a Fund or the Distributor for any reason, including to prevent the "market-timing" of the Fund. Neither the Distributor nor the selected securities dealers or other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain selected securities dealers or other financial intermediaries may charge a processing fee to confirm a sale of shares. Purchases made directly through the Transfer Agent are not subject to the processing fee.

NO LOAD AND INITIAL SALES CHARGE ALTERNATIVES -- CLASS I AND CLASS A SHARES

     Eligible investors should purchase Class I shares rather than Class A shares, because Class I shares are sold without a sales charge and there is an account maintenance fee imposed on Class A shares.

     Investors who prefer an initial sales charge alternative may elect to purchase Class A shares rather than Class B or Class C shares.

     Class I Shares. Investors may purchase Class I shares of the Funds at net asset value without a sales charge or other fee. Class I shares are offered primarily for direct investments by investors such as pension and profit-sharing plans, employee benefit trusts, endowments, foundations, corporations and high net worth individuals. Class I shares may also be offered through certain financial intermediaries that charge their customers transaction or other distribution or service fees with respect to their customers' investments in the Funds.

     Generally, if pension and profit-sharing plans, employee benefit trusts and employee benefit plan alliances and "wrap account" or "managed fund" programs established with broker-dealers or financial intermediaries maintain an omnibus or pooled account for a Fund and do not require a Fund or the Advisor to pay an administrative or service fee, they may purchase Class I shares, subject to investment minimums.

     The minimum initial investment for Class I shares is $1 million, except that the minimum initial investment for registered investment advisers purchasing shares for their clients through transaction fee programs is $250,000 per Fund.

     Employees of the Advisor and its affiliates and their families, employee benefit plans sponsored by the Advisor, Trustees of the Trust, current Class I beneficial shareholders of the Mercury HW Funds and institutional clients of the Advisor are eligible to purchase Class I shares with no minimum initial investment.

     Class A Shares -- Purchases Subject to an Initial Sales Charge. For purchases of Class A shares subject to an initial sales charge, the Distributor reallows a portion of the initial sales charge to dealers (which is alike for all dealers), as shown in the Prospectus. (The term "dealer" includes any broker, dealer, bank (including bank trust departments), registered investment adviser, financial planner and any other financial institutions having a selling agreement or any other similar agreement with the Distributor.) The difference between the total amount invested and the sum of (a) the net proceeds to the Fund and (b) the dealer reallowance, is the amount of the initial sales charge retained by the Distributor. Because of rounding in the computation of offering price, the portion of the sales charge retained by the Distributor may vary and the total sales charge may be more or less than the sales charge calculated using the sales charge expressed as a percentage of the offering price or as a percentage of the net amount invested as listed in the Prospectus.

     Class A Shares -- Purchases Subject to a CDSC (but not an Initial Sales Charge). For purchases of Class A shares subject to a CDSC, the Distributor pays commissions to dealers on new investments made through such dealers as follows:

  COMMISSION
PAID TO DEALERS             CUMULATIVE PURCHASE AMOUNT
---------------             --------------------------
     1.00%             On the first $2,000,000, plus
     0.80%             Over $2,000,000 to $3,000,000, plus
     0.50%             Over $3,000,000 to $50,000,000, plus
     0.25%             Over $50,000,000

     Investors qualifying for significantly reduced initial sales charges on Class A shares may find the initial sales charge alternative particularly attractive, because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges, and, in the case of Class A shares, the account maintenance fee. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares.

     The Distributor may reallow discounts to selected securities dealers or other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such selected securities dealers or other financial intermediaries. Since selected securities dealers or other financial intermediaries selling Class A shares of the Multi-Class Funds will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

REDUCED INITIAL SALES CHARGES

     Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

     Reinvested Dividends. No initial sales charges are imposed upon Class A shares issued as a result of the automatic reinvestment of dividends.

     Right of Accumulation. Reduced sales charges apply through a right of accumulation under which eligible investors are permitted to purchase shares of a Multi-Class Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's selected securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing, or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

     Letter of Intent. Reduced sales charges apply to purchases aggregating $25,000 or more of Class A shares of a Multi-Class Fund made within a 13-month period starting with the first purchase pursuant to the Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Funds' Transfer Agent. The Letter of Intent is not available to employee benefit plans for which the Advisor provides plan participant record-keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A shares of a Multi-Class Fund presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the execution of such Letter, the difference between the sales charge on the Class A shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A shares equal to 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to that further reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase.

     The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter.

     Participants in Certain Investment Programs. Class A shares are also offered at net asset value to participants in certain investment programs offered by selected securities dealers and other financial intermediaries that have an agreement with the Distributor or its affiliates.

DEFERRED SALES CHARGE ALTERNATIVES -- CLASS B AND CLASS C SHARES

     Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in a Multi-Class Fund.

     Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for a reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of a Multi-Class Fund after a conversion period of approximately seven years, and thereafter investors will be subject to lower ongoing fees.

     The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.

     Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

     The following table sets forth the Class B CDSC:

                                            CDSC AS A PERCENTAGE
                                              OF DOLLAR AMOUNT
     YEAR SINCE PURCHASE PAYMENT MADE        SUBJECT TO CHARGE
     --------------------------------       --------------------
0-1.......................................          5.0%
1-2.......................................          4.0%
2-3.......................................          3.0%
3-4.......................................          3.0%
4-5.......................................          2.0%
5-6.......................................          1.0%
6 and thereafter..........................          None

     To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

     As discussed in the Prospectus of the Multi-Class Funds under "Account Choices -- Pricing of Shares -- Class B and C Shares," while Class B shares redeemed within six years of purchase are subject to a CDSC under most circumstances, the charge may be reduced or waived in certain instances. These include certain post-retirement withdrawals from an individual retirement account ("IRA") or other retirement plan or redemption of Class B shares in certain circumstances following the death of a Class B shareholder. In the case of such withdrawal, the reduction or waiver applies to: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan on attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution); or (b) any partial or complete redemption following the death or disability (as defined in the Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability, or if later, reasonably promptly following completion of probate or in connection with involuntary termination of an account in which Multi-Class Fund shares are held (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution).

     The charge may also be reduced or waived in other instances, such as: (a) redemptions by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers; and (b) withdrawals through the Systematic Withdrawal Plan of up to 10% per year of your account value at the time the plan is established. See "Shareholder Services -- Systematic Withdrawal Plans."

     Conversion of Class B Shares to Class A Shares. After approximately seven years (the "Conversion Period"), Class B shares of a Multi-Class Fund will be converted automatically into Class A shares of that Fund. Class A shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets of the Fund but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class A shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

     In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class A shares of a Multi-Class Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of that Fund held in the account on the Conversion Date will be converted to Class A shares of the Fund.

     Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plans. See "Shareholder Services -- Systematic Withdrawal Plans."

     Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers and other financial intermediaries related to providing distribution-related services to a Multi-Class Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial consultants for selling Class B and Class C shares from the dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of a Multi-Class Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. The Distributor will pay dealers (as previously defined) a commission of 4% of the purchase price for Class B shares and 1% of the purchase price for Class C shares. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

DISTRIBUTION PLAN

     Reference is made to "Account Choices -- Pricing of Shares" in the Prospectus of the Multi-Class Funds for certain information on the distribution plan for Class A, Class B and Class C shares pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by each Multi-Class Fund to the Distributor with respect to such classes.

     The Distribution Plan for the Class A, Class B and Class C shares provides that each Multi-Class Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of that Fund attributable to shares of the relevant class in order to compensate the Distributor and selected securities dealers or other financial intermediaries in connection with account maintenance activities with respect to Class A, Class B and Class C shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote on any material changes to expenses charged with respect to Class A shares).

     The Distribution Plan for the Class B and Class C shares provide that each Multi-Class Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of that Fund attributable to the shares of the relevant class in order to compensate the Distributor and selected securities dealers or other financial intermediaries for providing shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to securities dealers and other financial intermediaries for selling Class B and Class C shares of that Fund. The Distribution Plan relating to Class B and Class C shares is designed to permit an investor to purchase Class B and Class C shares through securities dealers and other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate securities dealers and other financial intermediaries in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class A shares of the Fund in that the ongoing distribution fees and deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.

     The Multi-Class Funds' Distribution Plan is subject to the provisions of Rule 12b-1 under the 1940 Act. In their consideration of the Distribution Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to each Multi-Class Fund and the related class of shareholders. The Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving the Distribution Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is a reasonable likelihood that the Distribution Plan will benefit that Fund and its related class of shareholders. The Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding related class of voting securities of a Fund. The Distribution Plan cannot be amended to increase materially the amount to be spent by a Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that a Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

     Among other things, the Distribution Plan provides that the Distributor shall provide and the Trustees shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plan are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plan may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses will be presented to the Trustees for their consideration in connection with their deliberations as to the continuance of the Distribution Plan for the Class B and Class C shares.

LIMITATIONS ON THE PAYMENT OF DEFERRED SALES CHARGES

     The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Multi-Class Funds, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by a Fund to
(1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC).

                              REDEMPTION OF SHARES

     Reference is made to "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus of the Multi-Class Funds and "How to Redeem Shares" in the Prospectus of the Equity Fund for Insurance Companies.

     Each Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

     The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Funds.

     The value of shares of a Fund at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by that Fund at such time.

REDEMPTION

     A shareholder wishing to redeem shares held with the Transfer Agent may do so by tendering the shares directly to the Funds' Transfer Agent, Firstar Mutual Fund Services, LLC, 615 Michigan Street, Milwaukee, Wisconsin 53202. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Funds. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies with Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

     A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-877-874-0800. The request must be made by the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address has changed within the last 30 days or share certificates have been issued on the account.

     Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Funds or the Transfer Agent may temporarily suspend telephone transactions at any time.

     For shareholders redeeming directly with the Transfer Agent, payments will be mailed within seven days of receipt of a proper notice of redemption. At various times a Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). A Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which usually will not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by that Fund.

REPURCHASE

     Each Fund also will repurchase its shares through a shareholder's listed selected securities dealer or other financial intermediary. A Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of regular trading on the NYSE (generally, regular trading on the NYSE closes at 4:00 p.m., Eastern time) and such request is received by that Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of regular trading on the NYSE on the same day.

     Selected securities dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to a Fund not later than 30 minutes after the close of regular trading on the NYSE in order to obtain that day's closing price.

     The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by a Fund (other than any applicable
CDSC). Securities firms that do not have agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Certain selected securities dealers and other financial intermediaries may charge a processing fee to confirm a repurchase of shares. Repurchases made through the Transfer Agent, on accounts held at the Transfer Agent, are not subject to the processing fee. Each Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by a Fund, however, may redeem Fund shares as set forth above.

REINSTATEMENT PRIVILEGE -- CLASS A SHARES

     Shareholders of a Multi-Class Fund who have redeemed their Class A shares have a privilege to reinstate their accounts by purchasing Class A shares of the Fund at the net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's financial consultant within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                               PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

     Reference is made to "Account Choices -- How Shares are Priced" in the Prospectuses.

     The net asset value of the shares of all classes of each Fund is determined once daily Monday through Friday as of the close of regular trading on the NYSE on each day the NYSE is open for trading based on prices at the time of the close of regular trading. Regular trading on the NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     Net asset value of a Fund is computed by dividing the value of the securities held by that Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Advisor, are accrued daily.

     For each Multi-Class Fund, the per share net asset value of Class A, Class B and Class C shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class A shares. Moreover, the per share net asset value of the Class B and Class C shares of a Fund generally will be lower than the per share net asset value of Class A shares of that Fund, reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes of each Multi-Class Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends which will differ by approximately the amount of the expense accrual differentials between the classes.

     Portfolio securities, including ADRs, that are traded on stock exchanges are valued at the last sale price (regular way) on the exchange on which such securities are traded, as of the close of regular trading on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price in the OTC market prior to the time of valuation. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When a Fund writes an option, the amount of the premium received is recorded on the books of that Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by each Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees.

     Generally, trading in non-U.S. securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of regular trading on the NYSE. The values of such securities used in computing the net asset value of each Fund's shares are determined as of such times. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of such securities occur during this period, then these securities will be valued at their fair value as determined in good faith by the Board of Trustees of the Trust.

     Each investor in each Fund may add to or reduce its investment in that Fund on each day the NYSE is open for trading. The value of each investor's interest in each Fund will be determined as of the close of regular trading on the NYSE by multiplying the net asset value of that Fund by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Fund. The close of regular trading on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in that Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Fund as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Fund effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Fund as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Fund by all investors in the Fund. The percentage so determined will then be applied to determine the value of the investor's interest in the Fund after the close of regular trading on the NYSE on the next determination of net asset value of that Fund.

COMPUTATION OF OFFERING PRICE PER SHARE

     An illustration of the computation of the offering price for Class I, Class A, Class B and Class C shares of the Fund, based on the value of the Fund's net assets and number of shares outstanding on October 17, 2001 is calculated as set forth below:

LARGE CAP VALUE FUND

                                                              CLASS I   CLASS A   CLASS B   CLASS C
                                                              -------   -------   -------   -------
Net Assets..................................................  $8,333    $8,333    $8,333    $8,333
                                                              ======    ======    ======    ======
Number of Shares Outstanding................................      83        83        83        83
                                                              ======    ======    ======    ======
Net Asset Value Per Share (net assets divided by number of
  shares outstanding).......................................  $10.00    $10.00    $10.00    $10.00
Sales Charge (for Class A shares:
  5.25% of offering price (5.54% of net asset value per
     share))*...............................................              0.55        **        **
                                                              ------    ------    ------    ------
Offering Price..............................................  $10.00    $10.55    $10.00    $10.00
                                                              ======    ======    ======    ======

MID-CAP VALUE FUND

                                                              CLASS I   CLASS A   CLASS B   CLASS C
                                                              -------   -------   -------   -------
Net Assets..................................................  $8,333    $8,333    $8,333    $8,333
                                                              ======    ======    ======    ======
Number of Shares Outstanding................................      83        83        83        83
                                                              ======    ======    ======    ======
Net Asset Value Per Share (net assets divided by number of
  shares outstanding).......................................  $10.00    $10.00    $10.00    $10.00
Sales Charge (for Class A shares:
  5.25% of offering price (5.54% of net asset value per
     share))*...............................................              0.55        **        **
                                                              ------    ------    ------    ------
Offering Price..............................................  $10.00    $10.55    $10.00    $10.00
                                                              ======    ======    ======    ======

SMALL CAP VALUE FUND

                                                              CLASS I   CLASS A   CLASS B   CLASS C
                                                              -------   -------   -------   -------
Net Assets..................................................  $8,333    $8,333    $8,333    $8,333
                                                              ======    ======    ======    ======
Number of Shares Outstanding................................      83        83        83        83
                                                              ======    ======    ======    ======
Net Asset Value Per Share (net assets divided by number of
  shares outstanding).......................................  $10.00    $10.00    $10.00    $10.00
Sales Charge (for Class A shares:
  5.25% of offering price (5.54% of net asset value per
     share))*...............................................              0.55        **        **
                                                              ------    ------    ------    ------
Offering Price..............................................  $10.00    $10.55    $10.00    $10.00
                                                              ======    ======    ======    ======

     The Equity Fund for Insurance Companies had one share outstanding as of October 17, 2001, with a net asset value of $10.00.
---------------
 * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption. See "Purchase of Shares -- Deferred Sales Charges Alternatives -- Class B and Class C Shares" herein.

                              SHAREHOLDER SERVICES

     The Funds offer a number of shareholder services described below that are designed to facilitate investment. Full details as to each such service and copies of the various plans or how to change options with respect thereto can be obtained from the Funds by calling the telephone number on the cover page hereof, or from the Distributor or your selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

INVESTMENT ACCOUNT

     Each shareholder whose account is maintained at the Transfer Agent has an investment account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in the account since the preceding statement. Shareholders also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her investment account at any time by mailing a check directly to the Transfer Agent. The Fund does not issue share certificates.

     Shareholders considering transferring their Class I or Class A shares from a selected securities dealer or other financial intermediary to another brokerage firm or financial institution should be aware that, if the firm to which the Class I or Class A shares are to be transferred will not take delivery of shares of the Fund, a shareholder either must redeem the Class I or Class A shares so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain an Investment Account at the Transfer Agent for those shares.

     Shareholders interested in transferring their Class B or Class C shares from a selected securities dealer or other financial intermediary and who do not wish to have an investment account maintained for such shares at the Transfer Agent may request their new brokerage firm to maintain such shares in an account registered in the name of the brokerage firm for the benefit of the shareholder at the Transfer Agent.

     Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer, and all future trading of these assets must be coordinated by the new firm.

     Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from a selected securities dealer or other financial intermediary to another brokerage firm or financial institution should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of a Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at a selected securities dealer or other financial intermediary for those shares.

EXCHANGE PRIVILEGE

     Shareholders of each class of shares of each Fund have an exchange privilege with the same class of shares of the other Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares used in an exchange must have been held by the shareholder for at least 15 days. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

     To exercise the exchange privilege, a shareholder should contact his or her financial consultant, who will advise the relevant Fund of the exchange. Shareholders of a Fund may exercise the exchange privilege by wire through their selected securities dealers or other financial intermediaries. Each Fund reserves the right to require a properly completed Exchange Application. This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Funds reserve the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. The Funds may refuse to permit exchanges to prevent shareholders from market-timing a Fund.

RETIREMENT PLANS

     The minimum initial purchase to establish a retirement plan is $1,000. Dividends received in retirement plans are exempt from Federal taxation until distributed from the plans. Different tax rules apply to Roth IRA plans and educational savings plans. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

AUTOMATIC INVESTMENT PLANS

     A shareholder may make additions to an investment account at any time by purchasing shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer or by mail directly to the Transfer Agent, acting as agent for such securities dealer. You may also add to your account by automatically investing a specific amount in a Fund on a periodic basis through your selected securities dealer or other financial intermediary. The current minimum for such automatic additional investments is $100. This minimum may be waived or revised under certain circumstances.

AUTOMATIC DIVIDEND REINVESTMENT PLAN

     Shareholders may, at any time, by written notification to their selected securities dealer or other financial intermediary if their account is maintained with a selected securities dealer or other financial intermediary, or by written notification or by telephone (1-877-874-0800) to the Transfer Agent, if their account is maintained with the Transfer Agent, elect to have subsequent dividends of ordinary income and/or capital gains paid with respect to shares of a Fund in cash, rather than reinvested in shares of the Fund. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Funds are not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

SYSTEMATIC WITHDRAWAL PLANS

     A shareholder may elect to receive systematic withdrawals from his or her investment account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of a Fund having a value, based on cost or the current offering price, of $10,000 or more.

     At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount to be redeemed. A shareholder's systematic withdrawal plan may be terminated at any time, without a charge or penalty, by the shareholder, the Trust, the Transfer Agent or the Distributor.

     Any CDSC that otherwise might be due on redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class A shares, a shareholder must make a new election to join the systematic withdrawal program with respect to the Class A shares. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan, the investor should contact 1-877-874-0800.

     Withdrawal payments should not be considered dividends. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities.

                            DIVIDENDS AND TAX STATUS

     Each Fund intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. Qualification as a regulated investment company requires, among other things, that (1) at least 90% of each Fund's annual gross income, without offset for losses from the sale or other disposition of securities, be derived from payments with respect to securities loans, interest, dividends and gains from the sale or other disposition of stock, securities, or foreign currencies or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (2) each Fund diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to an amount not greater than 5% of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies). In addition, in order not to be subject to federal taxation, each Fund must distribute to its shareholders at least 90% of its investment company taxable income earned in each year.

     A Fund is required to pay an excise tax to the extent it does not distribute to its shareholders during any calendar year at least 98% of its ordinary income for that calendar year, 98% of the excess of its capital gains over its capital losses for the one-year period ending October 31 in such calendar year, and all undistributed ordinary income and capital gains for the preceding respective one-year period. The Funds intend to meet these distribution requirements to avoid excise tax liability. The Funds also intend to continue distributing to shareholders all of the excess of net long-term capital gain over net short-term capital loss on sales of securities. If the net asset value of shares of a Fund should, by reason of a distribution of realized capital gains, be reduced below a shareholder's cost, such distribution would to that extent be a return of capital to that shareholder even though taxable to the shareholder, and a sale of shares by a shareholder at net asset value at that time would establish a capital loss for federal income tax purposes.

     In determining the extent to which a Fund's dividends may be eligible for the 70% dividends received deduction by corporate shareholders, interest income, capital gain net income, gain or loss from Section 1256 contracts, dividend income from foreign corporations and income from other sources will not constitute qualified dividends. Corporate shareholders should consult their tax advisors regarding other requirements applicable to the dividends received deduction.

     Special rules apply to the treatment of certain forward foreign currency exchange contracts (Section 1256 contracts). At the end of each year, such investments held by a Fund must be "marked to market" for federal income tax purposes; that is, treated as having been sold at their fair market value. Except to the extent that such gains or losses are treated as "Section 988" gains or losses, as described below, sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions may be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss.

     Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time a Fund actually collects such receivables or pays such liabilities are treated as ordinary income or loss. Similarly, gains or losses on forward foreign currency exchange contracts or dispositions of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition are also treated as ordinary gain or loss. These gains, referred to as "Section 988" gains or losses, increase or decrease the amount of a Fund's investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the Fund's net capital gain. If Section 988 losses exceed other investment company taxable income during a taxable year, a Fund would not be able to make any ordinary dividend distributions, and any ordinary dividend distributions made before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, reducing the basis of each shareholder's shares.

     Any loss realized on a sale, redemption or exchange of shares of a Fund by a shareholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of shares. Shares received in connection with the payment of a dividend by a Fund constitute a replacement of shares.

     The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class I and Class A shares of the same Fund, as a result of the account maintenance and distribution fees applicable to the Class B and Class C shares. Similarly, the per share dividends on Class A shares will be lower than the per share dividends on Class I shares as a result of the account maintenance fees applicable with respect to the Class A shares. The per share distributions of net capital gains, if any, will be paid in the same amount for each class of the same Fund.

                                PERFORMANCE DATA

     From time to time the Funds may include average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on a Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for each class of shares of each Multi-Class Fund in accordance with a formula specified by the Commission.

     Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period as in the case of Class B and Class C shares. Dividends paid by each Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution charges relating to each class of shares of the Multi-Class Funds will be borne exclusively by that class.

     The Funds also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical $1,000 investment. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time. A Fund's total return may be expressed either as a percentage or as a dollar amount in order to illustrate such total return on a hypothetical $1,000 investment in a Fund at the beginning of each specified period.

     In order to reflect the reduced sales charges in the case of Class A shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by a Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the waiver of the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

     The Funds were organized to acquire the assets and liabilities of Mercury HW Large Cap Value Fund, Mercury HW Mid-Cap Value Fund, Mercury HW Small Cap Value Fund and Mercury HW Equity Fund for Insurance Companies (the "Mercury HW Funds"). If the assets and liabilities of the Mercury HW Funds are transferred to the respective Funds in exchange for shares of the Funds, the Funds, as the accounting survivors of this reorganization, will include in their performance the performance of the Mercury HW Funds.

     In advertising and sales literature, a Fund may compare its performance to that of various broad market indexes, including without limitation the Standard & Poor's 500 Composite Stock Price Index, Russell Midcap Index, Russell 2000 Index and other published indexes. When comparing its performance to a market index, a Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, a Fund may refer in advertising or sales literature to (i) mutual fund performance ratings, rankings and comparisons (including risk-adjusted ratings, rankings and comparisons), (ii) other comparisons of mutual fund data including assets, expenses, fees and other data, and (iii) other discussions reported in or assigned by Barron's, Business Week, CDA Investment Technology, Inc., Financial World, Forbes Magazine, Fortune Magazine, Lipper Inc., Money Magazine, U.S. News & World Report, The Wall Street Journal and other industry publications. A Fund may also make reference to awards that may be given to the Advisor. As with other performance data, performance comparisons should not be considered indicative of a Fund's relative performance for any future period.

     A Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of a Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of a Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. A Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

                              GENERAL INFORMATION

DESCRIPTION OF SHARES

     The Large Cap Value Fund, Mid-Cap Value Fund and Small Cap Value Fund each offer four classes of shares: Class I shares, Class A shares, Class B shares and Class C shares. The Equity Fund for Insurance Companies offers a single class of shares.

     The Agreement and Declaration of Trust permits the Trustees to establish and designate separate portfolios or funds of the Trust holding the assets of the Trust, the beneficial interests in each of which are represented by a separate series of shares. The Trustees are permitted to issue an unlimited number of full and fractional shares of beneficial interest and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in the particular Fund. Each share represents an interest in a Fund proportionately equal to the interest of each other share, except that the Class A, B and C shares are subject to distribution and/or account maintenance fees payable under the Distribution Plans. Upon the Trust's liquidation, all shareholders would share pro rata in the net assets of the Fund in question available for distribution to shareholders. If they deem it advisable and in the best interest of shareholders, the Board of Trustees may create additional classes of shares. The Board of Trustees has created four series of shares, and may create additional series in the future, which have separate assets and liabilities.

     The Agreement and Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust also provides that the Trust shall indemnify any shareholder for any loss arising out of a claim or demand relating to such person being or having been a shareholder.

     Ten shareholders holding the lesser of $25,000 worth or one percent of the Trust's shares may advise the Trustees in writing that they wish to communicate with other shareholders for the purpose of requesting a meeting to remove a Trustee. The Trustees will then, if requested by the applicants, mail at the applicants' expense the applicants' communication to all other shareholders.

     The Trust or any Fund may be terminated if approved by the vote of a majority of the Trustees. If not so terminated, the Trust will continue indefinitely.

     Rule 18f-2 under the 1940 Act provides that as to any investment company which has two or more series outstanding and as to any matter required to be submitted to shareholder vote, such matter is not deemed to have been effectively acted upon unless approved by the holders of a "majority" (as defined in the Rule) of the voting securities of each series affected by the matter. Such separate voting requirements do not apply to the election of Trustees or the ratification of the selection of accountants. The Rule contains special provisions for cases in which an advisory contract is approved by one or more, but not all, series. A change in investment policy may go into effect as to one or more series whose holders so approve the change even though the required vote is not obtained as to the holders of other affected series.

     Common expenses incurred by the Trust are allocated among the Funds based upon relative net assets or evenly among the Funds, depending on the nature of the expenditure.

     Except for any amendment that is required to be approved by shareholders by the 1940 Act or by this registration statement, the Trustees may, without shareholder vote, restate, amend or otherwise supplement the Agreement and Declaration of Trust. The holders of shares have no preemptive or conversion rights. Shares when issued pursuant to the Prospectus of a Fund are fully paid and non-assessable.

ISSUANCE OF FUND SHARES FOR SECURITIES

     Investors may purchase Fund shares for consideration consisting of securities rather than cash when, in the judgment of the Advisor, the securities: (a) meet the investment objective and policies of the Fund, (b) are liquid and not subject to restrictions on resale, and (c) have a value that is readily ascertainable via listing on or trading in a recognized United States or international exchange or market.

REDEMPTION IN KIND

     If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly in cash, a Fund may pay the redemption price in part by a distribution in kind of readily marketable securities from the portfolio of the Fund, in lieu of cash. The Trust has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which each Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or one percent of the net asset value of the Fund during any 90 day period for any one shareholder. Should redemptions by any shareholder exceed such limitation the Fund will have the option of redeeming the excess in cash or in kind. If shares are redeemed in kind, the redeeming shareholder would incur brokerage costs in converting the assets into cash.

INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP, 350 South Grand Avenue, Los Angeles, California 90071, has been selected as the independent auditors of the Funds. The independent auditors are responsible for auditing the annual financial statements of the Funds.

CUSTODIAN

     Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661, acts as custodian of each Fund's assets (the "Custodian"). The Custodian is responsible for safeguarding and controlling a Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

TRANSFER AGENT

     Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 acts as the Funds' Transfer Agent pursuant to a transfer agency agreement and as the Funds' fund accountant pursuant to a separate agreement. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts.

ADMINISTRATOR

     Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, an affiliate of the Advisor, is the Fund's administrator. For its services, it receives an annual fee at the rate of .10% of the Funds' aggregate net assets up to $200 million, .09% of the Funds' aggregate net assets for the next $500 million and
 .08% of the Funds' aggregate net assets over $700 million.

LEGAL COUNSEL

     Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610, is counsel for the Funds.

REPORTS TO SHAREHOLDERS

     The fiscal year of each Fund ends on June 30 of each year. Each Fund sends to its shareholders at least semi-annually reports showing the Fund's portfolio and other information. An annual report containing financial statements audited by independent auditors is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends and capital gains distributions. Only one copy of these reports is sent to the same household, unless a shareholder instructs otherwise.

SHAREHOLDER INQUIRIES

     Shareholder inquiries may be addressed to a Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

ADDITIONAL INFORMATION

     The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Trust has filed with the Commission, Washington, D.C., under the Securities Act and the 1940 Act, to which reference is hereby made.

PRINCIPAL HOLDERS

     As of October 17, 2001, the Distributor owned all of the outstanding shares of the Large Cap Value Fund, the Mid-Cap Value Fund and the Small Cap Value Fund, and thus controls each Fund. As of October 17, 2001, the Advisor owned all of the outstanding shares of the Equity Fund for Insurance Companies and thus controls the Fund.

                            HOTCHKIS AND WILEY FUNDS

                      STATEMENT OF ASSETS AND LIABILITIES
                                OCTOBER 17, 2001

                                                                                              HW
                                                     HW LARGE     HW MID-      HW SMALL    INSURANCE
                                                     CAP FUND     CAP FUND     CAP FUND      FUND
                                                    ----------   ----------   ----------   ---------
ASSETS:
Cash..............................................  $33,333.34   $33,333.33   $33,333.33    $10.00
  Total assets....................................  $33,333.34   $33,333.33   $33,333.33    $10.00
                                                    ==========   ==========   ==========    ======
LIABILITIES:
Liabilities and accrued expenses..................          --           --           --        --
                                                    ----------   ----------   ----------    ------
NET ASSETS:.......................................  $33,333.34   $33,333.33   $33,333.33    $10.00
                                                    ==========   ==========   ==========    ======
NET ASSETS CONSIST OF:
Class I shares, 833 shares issued and
  outstanding.....................................  $ 8,333.34   $ 8,333.34   $ 8,333.34
Class A shares, 833 shares issued and
  outstanding.....................................    8,333.34     8,333.33     8,333.33
Class B shares, 833 shares issued and
  outstanding.....................................    8,333.33     8,333.33     8,333.33
Class C shares, 833 shares issued and
  outstanding.....................................    8,333.33     8,333.33     8,333.33
Beneficial shares, 1 share issued and
  outstanding.....................................          --           --           --    $10.00
                                                    ----------   ----------   ----------    ------
NET ASSETS:.......................................  $33,333.34   $33,333.33   $33,333.33    $10.00
                                                    ==========   ==========   ==========    ======
NET ASSET VALUE:
Class I -- Based on net assets of $8,333 and
  833 shares outstanding..........................  $    10.00   $    10.00   $    10.00
                                                    ==========   ==========   ==========
Class A -- Based on net assets of $8,333 and
  833 shares outstanding..........................  $    10.00   $    10.00   $    10.00
                                                    ==========   ==========   ==========
Class B -- Based on net assets of $8,333 and
  833 shares outstanding..........................  $    10.00   $    10.00   $    10.00
                                                    ==========   ==========   ==========
Class C -- Based on net assets of $8,333 and
  833 shares outstanding..........................  $    10.00   $    10.00   $    10.00
                                                    ==========   ==========   ==========
Beneficial Shares -- Based on net assets of $10
  and 1 share outstanding.........................                                          $10.00
                                                                                            ======

                            HOTCHKIS AND WILEY FUNDS

                        NOTES TO THE FINANCIAL STATEMENT
                                OCTOBER 17, 2001

1.  ORGANIZATION

     Hotchkis and Wiley Funds (the "Trust", consisting of the separate series of Hotchkis and Wiley Large Cap Value Fund ("HW Large Cap Fund"), Hotchkis and Wiley Mid-Cap Value Fund ("HW Mid-Cap Fund"), Hotchkis and Wiley Small Cap Value Fund ("HW Small Cap Fund") and Hotchkis and Wiley Equity Fund for Insurance Companies ("HW Insurance Fund"), collectively the "Funds") was organized as a Delaware business trust on July 23, 2001 to acquire the assets of certain Mercury HW Funds. The Trust is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. To date, the HW Large Cap Fund, the HW Mid-Cap Fund and the HW Small Cap Fund have not had any transactions other than those relating to organizational matters and the sale of their Class I, Class A, Class B and Class C shares to Stephens Inc. (the "Distributor"). Additionally, the HW Insurance Fund has not had any transactions other than those relating to organizational matters and the sale of one of its shares to Hotchkis and Wiley Capital Management, LLC (the "Advisor").

     Each class of shares has its own sales charge and expense structure. Shares of the Funds are not currently being offered, pending the shareholder approval and reorganization of Mercury HW Funds, currently anticipated to occur on February 4, 2002.

     The Trust was authorized to issue an unlimited number of shares of beneficial interest, par value $.001 per share. The HW Large Cap Fund, HW Mid-Cap Fund and HW Small Cap Fund are each authorized to issue an unlimited number of shares of beneficial interest divided into four classes. The HW Insurance Fund is authorized to issue an unlimited number of shares of beneficial interest of a single class.

2.  INVESTMENT ADVISOR AGREEMENT

     Each of the Funds has entered into an investment advisory agreement with the Advisor, whereby the Funds will pay the Advisor a fee, computed daily and payable monthly, at the following annual rates:

                 FUND                                          ANNUAL FEE
                 ----                                          ----------
HW Large Cap Fund......................  .75%
HW Mid-Cap Fund........................  .75%
HW Small Cap Fund......................  .75%
HW Insurance Fund......................  .60% on the first $10 million; .50% thereafter

     The Advisor has contractually agreed to waive management fees and/or reimburse expenses of each Fund through June 30, 2002 as follows:

                    FUND                       CLASS I   CLASS A   CLASS B   CLASS C
                    ----                       -------   -------   -------   -------
HW Large Cap Fund............................   1.05%     1.30%     2.05%     2.05%
HW Mid-Cap Fund..............................   1.15%     1.40%     2.15%     2.15%
HW Small Cap Fund............................   1.25%     1.50%     2.25%     2.25%
HW Insurance Fund............................  all operating expenses other than management fees

3.  OFFERING COSTS

     Offering costs consisting of legal and printing fees related to preparing the initial registration statement will be paid by the Advisor. The Advisor, on behalf of the Funds, will also incur organization costs of approximately $120,000.

4.  DISTRIBUTION PLAN

     Each of the Funds (except for the HW Insurance Fund) has adopted a distribution plan for Class A, Class B and Class C shares pursuant to Rule 12b-1 under the Investment Company Act of 1940. Each class pays the Distributor an account maintenance fee at the annual rate of 0.25% of the average daily net assets of

                            HOTCHKIS AND WILEY FUNDS

                                OCTOBER 17, 2001

the applicable class of the Fund and Class B and Class C shares pay the Distributor a distribution fee at the annual rate of 0.75% of the average daily net assets of the respective classes of the Fund.

5.  TAXES

     The Funds intend to qualify as, and elect to be treated as, regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended. As such, the Funds will make the requisite distributions of income and capital gains to its shareholders to relieve them from all or substantially all Federal income taxes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Hotchkis and Wiley Funds

     In our opinion, the accompanying statement of assets and liabilities presents fairly, in all material respects, the financial position of Hotchkis and Wiley Funds (the "Fund") at October 17, 2001, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Fund's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

October 18, 2001

                       APPENDIX -- DESCRIPTION OF RATINGS

MOODY'S INVESTORS SERVICE

BOND RATINGS:

"Aaa" -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa" -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A" -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

"Baa" -- Bonds which are rated Baa are considered as medium-grade obligations (that is, they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody's applies numerical modifiers "1," "2" and "3" in each generic rating classification from Aa through Baa. The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the company ranks in the lower end of that generic rating category.

SHORT-TERM DEBT RATINGS:

Moody's short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted.

"PRIME-1" -- Issuers rated "Prime-1" (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of these characteristics:
     - Leading market positions in well-established industries.
     - High rates of return on funds employed.
     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.
     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

"PRIME-2" -- Issuers rated "Prime-2" (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

STANDARD & POOR'S RATINGS GROUP

BOND RATINGS:

"AAA" -- An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

"AA" -- An obligation rated AA differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

"A" -- An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

"BBB" -- An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its commitment on the obligation.

COMMERCIAL PAPER RATINGS:

"A-1" -- This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

"A-2" -- Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

FITCH IBCA, INC. AND DUFF & PHELPS CREDIT RATING CO.

BOND RATINGS:

"AAA" -- Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

"AA" -- Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

"A" -- High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

"BBB" -- Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

PLUS (+) MINUS (--) -- Plus and minus signs may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to short-term ratings other than "F1."

SHORT-TERM DEBT RATINGS:

"F1" -- Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

"F2" -- Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

"F3" -- Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

                                       A-2